Exhibit 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 29, 1999 except for the second paragraph of Note 15, as to which the date is March 17, 1999 (which contains an emphasis paragraph that describes certain significant uncertainties) relating to the financial statement of American Access Technologies, Inc. and to all references to our firm appearing in such Registration Statement.

/s/ Rachlin Cohen & Holtz, LLP
Fort Lauderdale, Florida
February 22, 2000